Rand Logistics, Inc.

RAND LOGISTICS ANNOUNCES PROGRAM FOR CASHLESS EXERCISE OF WARRANTS

New York, NY – September 23, 2008 – Rand Logistics, Inc. (Nasdaq: RLOG; RLOGW; RLOGU) (“Rand” or the “Company”) announced today that it intends to commence an offer to temporarily modify the terms of the Company’s outstanding, publicly-traded warrants, to provide warrant holders with the opportunity to exercise their warrants on a cashless basis by exchanging 25 warrants for one share of common stock.  The offer is expected to commence on September 26, 2008 and expire on October 24, 2008.  During the period of the offer, warrant holders may also continue to exercise their warrants for the $5.00 cash exercise price in accordance with the original terms of the warrants.   The warrants expire on October 26, 2008.

Warrant holders that desire to exercise their warrants on a cashless basis pursuant to the offer must tender their warrants in accordance with the terms of the offer prior to the expiration date of the offer, the instructions for which will be included in the offering materials to be distributed to warrant holders upon commencement of the offer.  Warrants tendered pursuant to the offer may be withdrawn at anytime on or prior to the expiration date of the offer.  Withdrawn warrants will be returned to the holder in accordance with the terms of the offer.  Upon expiration of the offer, the original terms of the warrants will continue to apply.

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE OFFER IN ACCORDANCE WITH THE RECOMMENDATION OF A COMMITTEE COMPRISED OF INDEPENDENT MEMBERS OF THE BOARD (EACH OF WHOM OWNS LESS THAN 2,000 WARRANTS) WHICH ESTABLISHED THE MATERIAL TERMS OF THIS OFFER, INCLUDING THE EXCHANGE RATE OF TWENTY-FIVE WARRANTS FOR ONE SHARE OF COMMON STOCK.   THE INDEPENDENT COMMITTEE ESTABLISHED THE EXCHANGE RATE WITH THE ASSISTANCE OF AN INDEPENDENT FINANCIAL ADVISOR.  NONE OF THE COMPANY, ITS DIRECTORS, OFFICERS OR EMPLOYEES, MAKES ANY RECOMMENDATION AS TO WHETHER WARRANT HOLDERS SHOULD EXERCISE THEIR WARRANTS.  EACH HOLDER OF A WARRANT MUST MAKE HIS, HER OR ITS OWN DECISION AS TO WHETHER TO EXERCISE SOME OR ALL OF HIS, HER OR ITS WARRANTS PURSUANT TO THE OFFER.

The offer described in this press release has not yet commenced.  At the time the offer is commenced, the Company intends to file with the Securities and Exchange Commission (SEC) a Tender Offer Statement on Schedule TO containing an offer to purchase, the form of letter of transmittal and other documents relating to the offer.  These documents will contain important information about the offer and warrant holders are urged to read them carefully when they become available.  These documents, when they are filed with the SEC, and other documents relating to the Company, may be obtained, free of charge, at the SEC's website at www.sec.gov, or from the Information Agent for the offer.  This press release itself is not intended to constitute an offer or solicitation to buy or exchange securities in Rand.

About Rand Logistics, Inc.

Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region.  Through its subsidiaries, the Company operates a fleet of ten self-unloading bulk carriers, including eight River Class vessels and one River Class integrated tug/barge unit, and three conventional bulk carriers, of which one is operated under a contract of affreightment.  The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes.  The Company’s vessels operate under the U.S. Jones Act – which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports – and the Canada Marine Act – which requires Canadian commissioned ships to operate between Canadian ports.

Forward-Looking Statements

This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and its operating subsidiaries.  Forward-looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of the Company.  Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the results included in such forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:

Rand Logistics, Inc.		The Piacente Group, Inc.
Laurence S. Levy, Chairman & CEO		Lesley Snyder
Edward Levy, President		(212) 481-2050
(212) 644-3450		Lesley@tpg-ir.com

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